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                                                                  Exhibit 23.2


INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of NTL Incorporated and NTL Communications Corp. on Form S-3/S-2 of our report dated February 27, 1998, appearing in the Prospectus, which is part of this Registration Statement, on the consolidated financial statements as of December 31, 1997 and for the year then ended of Comcast UK Cable Partners Limited and subsidiaries.

We also consent to the reference to us under the headings "Experts" in such Prospectus.



/s/ Deloitte & Touche LLP

Philadelphia, Pennsylvania
June 21, 1999